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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported)
                                 April 30, 2001



                        Annaly Mortgage Management, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



          Maryland                      1-13447                22-3479661
---------------------------          ------------          ------------------
State or Other Jurisdiction          (Commission            (I.R.S. Employer
     Of Incorporation)               File Number)          Identification No.)



      12 East 41st Street
           Suite 700
      New York, New York                                           10017
-------------------------------                                -------------
(Address of Principal Executive                                  (Zip Code)
           Offices)



       Registrant's telephone number, including area code: (212) 696-0100



                                    No Change
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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         Item 5.  Other Events.

         Common Stock Offering.

         On April 24, 2001, the Company entered into an underwriting agreement with UBS Warburg LLC, as representative of the several underwriters (collectively, the "Underwriters"), relating to the sale of 17,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and the granting of an option for an additional 2,550,000 shares to the Underwriters to fulfill over-allotments that may occur during the offering process. This offering closed on April 30, 2001.

         The aggregate net proceeds to the Company (after deducting estimated expenses) are estimated to be approximately $175.5 million.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits

                Exhibit No.                       Description
                -----------                       -----------

                    1 Underwriting Agreement, dated April 24, 2001 between the Company and the Underwriters








                                       2



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ANNALY MORTGAGE MANAGEMENT, INC.


                                        By:  /s/ Kathryn Fagan
                                             --------------------------------
                                             Name:  Kathryn Fagan
                                             Title: Chief Financial Officer



Dated:  May 1, 2001



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                                  EXHIBIT INDEX



      Exhibit No.                      Description
      -----------                      -----------

          1 Underwriting Agreement, dated April 24, 2001 between the Company and the Underwriters